Exhibit 10.7

ASSIGNMENT AND ASSUMPTION OF
AND AMENDMENT TO CHANGE OF CONTROL AGREEMENT

This Assignment and Assumption of and Amendment to Change of Control Agreement (this “Assignment Agreement”) is made and entered into as of            , 2015, by and between SPX Corporation, a Delaware Corporation (“SPX”), SPX FLOW, Inc., a Delaware Corporation (“SPX FLOW”), and                           , an individual (the “Executive”).

WHEREAS, SPX and the Executive entered into that certain Change of Control Agreement dated as of            , [and as amended by letter agreement dated         ] (the “Original Change of Control Agreement”);

WHEREAS, SPX and SPX FLOW entered into that certain Separation and Distribution Agreement, dated as of             (the “Separation Agreement”), which provides for a separation of SPX into two separate, publicly traded companies, SPX and SPX FLOW, as of that date defined in the Separation Agreement (the “Distribution Date”);

WHEREAS, as part of the Separation Agreement, SPX and SPX FLOW entered into that certain Employee Matters Agreement, dated as of              (the “EMA”), which provides that SPX will assign, and SPX FLOW will assume, the Original Change of Control Agreement;

WHEREAS, SPX desires to assign to SPX FLOW all right, title and interest of SPX in and to the Original Change of Control Agreement, SPX FLOW desires to assume all of the obligations of SPX under the Original Change of Control Agreement, and the Executive desires to consent to such assignment and assumption of the Original Change of Control Agreement;

[WHEREAS, SPX is simultaneously assigning, and SPX FLOW is simultaneously assuming, that certain Employment Agreement entered into between SPX and the Executive, dated as of            , and referenced in the Original Change of Control Agreement, as of the Distribution Date;] and

WHEREAS, SPX FLOW and the Executive desire to amend the Original Change of Control Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements of the respective parties and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ASSIGNMENT AND ASSUMPTION

1.                                      Assignment of Original Change of Control Agreement.  As of the Distribution Date, SPX does hereby assign, transfer, grant, convey and deliver to SPX FLOW all of SPX’s right, title and interest of SPX in and to the Original Change of Control Agreement,

subject to the terms, conditions, reservations and limitations set forth in this Assignment Agreement.

2.                                      Assumption of Original Change of Control Agreement.  From and after the Distribution Date, SPX FLOW hereby (i) expressly accepts and assumes all of SPX’s right, title and interest in and to the Original Change of Control Agreement, subject to the terms, conditions, reservations and limitations set forth in this Assignment Agreement, and (ii) assumes, accepts and agrees to pay, perform and discharge all of the covenants, conditions, obligations and liabilities of SPX under the Original Change of Control Agreement.

3.                                      Consent of Executive to Assignment and Assumption of Original Change of Control Agreement.  Executive hereby acknowledges, recognizes and consents to the foregoing assignment and assumption of Original Change of Control Agreement.

AMENDMENT

SPX FLOW and the Executive hereby amend the Original Change of Control Agreement, effective as of the Distribution Date, as follows:

4.                                      References in Original Change of Control Agreement to SPX Corporation or Company.  References to “SPX Corporation” or the “Company” in the Original Change of Control Agreement shall be deemed to refer to “SPX FLOW, Inc.” as a result of this Assignment Agreement.

5.                                      References in Original Change of Control Agreement to SPX Plans or Programs.  References in the Original Change of Control Agreement to plans or programs sponsored by SPX shall be deemed to refer to the plan or program of the same type sponsored by SPX FLOW, including, but not limited to, the following, as a result of this Assignment Agreement:

References to the “2002 Stock Compensation Plan” or “Stock Compensation Plan” in the Original Change of Control Agreement shall be deemed to refer to the “SPX FLOW Stock Compensation Plan”;

References to the “2005 Executive Bonus Plan” or “Executive Bonus Plan” in the Original Change of Control Agreement shall be deemed to refer to the “SPX FLOW Executive Annual Bonus Plan or SPX FLOW 2015 Bonus Plan, as applicable,”;

References to the “SPX Corporation Supplemental Retirement Plan for Top Management” or “Supplemental Retirement Plan” in the Original Change of Control Agreement shall be deemed to refer to the “SPX FLOW Supplemental Retirement Plan for Top Management”;

References to the “Supplemental Retirement Savings Plan” or “SRSP” in the Original Change of Control Agreement shall be deemed to refer to the “SPX FLOW Supplemental Retirement Savings Plan”; and

References to the “Retirement Savings and Stock Ownership Plan” or “Retirement Savings Plan” in the Original Change of Control Agreement shall be deemed to refer to the “SPX FLOW Retirement Savings Plan”.

6.                                      References in Original Change of Control Agreement to Individual Account Retirement Plan or Pension Plan.  Notwithstanding the foregoing, references to the “Individual Account Retirement Plan” or “Pension Plan” in the Original Change of Control Agreement shall not be deemed to refer to a plan or program of the same type sponsored by SPX FLOW, and such references shall be deleted in their entirety in view of the fact that SPX FLOW does not sponsor a similar qualified defined benefit pension plan[; provided, however, that the parenthetical of Section 4(e)(i) of the Original Change of Control Agreement providing “(together with interest at the interest credit rate provided in the SPX Corporation Individual Account Retirement Plan)” shall be unchanged].  For avoidance of doubt, SPX FLOW shall have no obligation to provide a qualified defined benefit pension plan such as the SPX US Pension Plan (or corresponding non-qualified plan such as the SPX Corporation Supplemental Individual Account Retirement Plan) to Executive and the failure to provide such plans shall not constitute “Good Reason” under the Original Change of Control Agreement.

7.                                      [Post-Retirement Medical Coverage.  SPX FLOW shall have no obligation to provide retiree medical benefits of any kind to Executive and the failure to offer retiree medical shall not constitute “Good Reason” under the Original Change of Control Agreement.

Notwithstanding anything to the contrary, the years of continuation coverage provided under Section 4(b)(iii) of the Original Change of Control Agreement shall count for purposes of determining the Executive’s eligibility for post-retirement medical reimbursements under the Executive’s Employment Agreement.]

MISCELLANEOUS

8.                                      Change of Control, Separation from Service.  For clarity, the parties agree that the transaction contemplated by the Separation Agreement will not result in a “Change of Control” or a separation from service, termination from employment or similar term, under the Original Change of Control Agreement.

9.                                      Good Reason.  For clarity, the parties agree that, unless the EMA provides that SPX FLOW must offer a certain benefit plan or program or type of benefit plan or program on and after the Distribution Date, the failure of SPX FLOW to offer such a benefit plan or program shall not constitute “Good Reason” under the Original Change of Control Agreement.

10.                               Counterparts.  The parties may execute this Assignment Agreement in one or more counterparts, all of which together shall constitute but one Assignment Agreement.

11.                               Separation Agreement and EMA.  In the event of any inconsistency among the terms of this Assignment Agreement and the terms of the Separation Agreement or EMA, the terms of the Separation Agreement or EMA, as applicable, shall control.  Nothing in this Assignment Agreement shall be construed to limit, discharge, mitigate or release any obligation or otherwise affect any right of any party to the Separation Agreement or EMA set forth or described therein.

12.                               Modification of Assignment Agreement.  This Assignment Agreement may be modified only by a writing signed by the parties hereto.

13.                               Effect if Distribution Does Not Occur.  Notwithstanding anything in this Assignment Agreement to the contrary, if the Separation Agreement is terminated prior to the Distribution Date, this Agreement shall be of no further force and effect.

14.                               Severability.  If any provision(s) of this Assignment Agreement shall be found invalid or unenforceable, in whole or in part, then it is the parties’ mutual desire that such provision(s) be modified to the extent and in the manner necessary to render the same valid and enforceable, and this Assignment Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted, or as if such provision(s) had not been originally incorporated herein, as the case may be.

15.                               Consultation with Counsel.  This Assignment Agreement is the product of negotiations between the parties, each of which has had a full and complete opportunity to consult counsel.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Assignment Agreement effective as of the date first written above.

EXECUTIVE

SPX CORPORATION

By:

Its:

Date:

SPX FLOW, INC.

By:

Its:

Date: